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                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the incorporation by reference in the registration statement of Aloette Cosmetics, Inc. and Subsidiaries on Form S-8 (File No. 33-4918) of our report dated February 13, 1998, on our audits of the consolidated financial statements and financial statement schedule of Aloette Cosmetics, Inc. and Subsidiaries as of December 31, 1997 and 1996 and for the years ended December 31, 1997, 1996 and 1995, which report is included in this Form 10-KSB.

  Coopers & Lybrand L.L.P.
  2400 Eleven Penn Center
  Philadelphia, Pennsylvania
  March 31, 1998